UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 19, 2007
(Date of Earliest Event Reported)

SURGE GLOBAL ENERGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-24269	34-1454529
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12220 El Camino Real, Suite 410
San Diego, California, 92130
(Address of principal executive offices, zip code)
(858) 704-5010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01      COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously disclosed in Surge Global Energy, Inc.’s (“Surge”) Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on May 29, 2007, which is incorporated herein by reference, Surge entered into an Agreement to Vote (the “Agreement”) with Signet Energy, Inc. (“Signet”), Andora Energy Corporation (“Andora”) and David Perez, Surge’s Chief Executive Officer (“Perez”), in connection with the proposed business combination of Signet and Andora (the “Combination”).   As previously disclosed in Item 2. Management’s Discussion and Analysis and Plan of Operation, “Corporate History”, of Surge’s Quarterly Report on Form 10-QSB filed with the SEC on August 20, 2007, which is incorporated herein by reference, the parties to the Voting Agreement entered into a new Agreement to Vote in connection with the Combination to extend the date by which the Combination may become effective.

On September 19, 2007, the Combination was consummated.  As part of the Combination, each of the issued and outstanding shares of common stock of Signet was exchanged for 0.296895028 shares of common stock of Andora.  Surge’s 11,550,000 shares of common stock of Signet were exchanged for approximately 3,429,138 shares of common stock of Andora representing approximately 5.78% of the fully diluted shares of Andora.  Approximately 2,127,616 shares of common stock of Andora received by Surge will be placed in an escrow account pursuant to the previously disclosed agreement with Valiant Trust Company and Signet.

Andora is an oil and gas company owned 55.4% by Pan Orient Energy Corp., a Canadian energy company listed on the TSX Venture Exchange.   According to Andora’s publicly available information, Andora’s assets include various percentage interests in 84 sections of oil sands permits and a gross overriding royalty on various interests held by Deep Well Oil and Gas Inc. (“Deep Well”), all located in the Sawn Lake heavy oil project area of Alberta, Canada, as well as an effective 2.4 net gross overriding royalty (3% of an 80% working interest) on interests in the thickest net oil pay sections of the pool, which is payable by Deep Well.

Perez was on the Board of Signet and was also a stockholder of Signet.  Perez’s 850,000 shares of common stock were exchanged for approximately 252,361 shares of common stock of Andora.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

The pro forma financial information that would be required  pursuant to Article 11 of  Regulation  S-X will be filed by amendment to this Form 8-K on or before October 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE GLOBAL ENERGY, INC., a Delaware corporation
Date: September 25, 2007	By:	/s/ David Perez David Perez, Chief Executive Officer